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                                     ARTHUR
                                    ANDERSEN

                                                             EXHIBIT 16.1
                                                             -------------------
                                                             ARTHUR ANDERSEN LLP

                                                             -------------------
                                                             SUITE 1800
                                                             200 PUBLIC SQUARE
                                                             CLEVELAND OH 44114
                                                             216 781 2140

March 24, 1999

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the first three paragraphs of Item 4 included in the Form 8-K dated March 18, 1999 of InnSuites Hospitality Trust to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

cc: Mr. James F. Wirth, Chairman, InnSuites Hospitality Trust